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                              KIRKLAND & ELLIS LLP
                          AND AFFILIATED PARTNERSHIPS


                            200 East Randolph Drive
                            Chicago, Illinois 60601

                                 (312) 861-2000                      Facsimile:
                                                                  (312) 861-2200
                                www.kirkland.com


                                September 4, 2003


                                                                     EXHIBIT 5.1


WODFI LLC
120 N.W. 12th Avenue
Deerfield Beach, FL 33442


     Re:   WODFI
           World Omni Master Owner Trust
           Pre-Effective Amendment No. 1 to Registration Statement
           No. 333-97487

     We have acted as special counsel to WODFI LLC (the "Transferor"), in connection with the above-mentioned Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "Registration Statement") in connection with the registration by the Transferor of certain Asset Backed Notes (the "Notes") issued by World Omni Master Owner Trust (the "Master Trust") and to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Notes will be issued by the Master Trust. The Master Trust has also issued Asset Backed Certificates which are not being offered by the Prospectus. The Master Trust was formed pursuant to a Certificate of Trust filed with the Secretary of State of Delaware on November 22, 1999.

     In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper, on (i) Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000 between World Omni Financial Corp., the Transferor and the Master Trust, (ii) the Trust Agreement, dated as of November 22, 1999 (including the form of Certificates included as an exhibit thereto) between the Transferor and Chase Manhattan Bank Delaware, as Owner Trustee, (iii) the Amended and Restated Indenture, dated as of April 6, 2000 between the Master Trust and BNY Midwest Trust Company (successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), as Indenture Trustee, (iv) the form of Series Supplement to the Indenture, (v) the form of the

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                              KIRKLAND & ELLIS LLP


WODFI LLC
September 4, 2003
Page 2


Underwriting Agreement to be executed by the Company and the representative of the several underwriters (the "Underwriters") to be parties thereto (the "Underwriting Agreement") and (vi) copies of such other documents as we have deemed necessary for the expression of the opinion contained herein (collectively, the "Basic Documents").

     Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions identified below have been taken, the Notes will have been validly issued and will be fully paid and non-assessable and will be binding obligations of the Master Trust.

     The term "Requisite Preliminary Actions" means: (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate or pass through rate and other principal terms with respect to each series of Notes, the Basic Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) with respect to each series of Notes, such Notes have been duly issued by the Master Trust and authenticated by the Indenture Trustee, as applicable, all in accordance with the terms and conditions of the related Basic Documents and sold by the Transferor in the manner described in the Registration Statement.

     For purposes of this letter, once the Underwriters have paid for the Notes pursuant to the Underwriting Agreement, the Notes will be considered "fully paid and nonassessable."

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinions, we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

     We consent to the filing of both this letter and the letter filed as
Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the captions titled "Summary--Tax Status," "Certain Federal Income Tax Consequences" and "Legal Opinions" in the prospectus and "Summary of Terms--Tax Status," "Certain Federal Income Tax Consequences", and "Legal Opinions" in the prospectus supplement, each of which is part of the Registration Statement. In giving this consent, we do not thereby admit that we

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WODFI LLC
September 4, 2003
Page 3


come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       /s/ Kirkland & Ellis LLP
                                       -----------------------------------------
                                       KIRKLAND & ELLIS LLP